   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             NABORS INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                         13-2615287
 (State or other jurisdiction                            (I.R.S. Employer
      of incorporation)                                 Identification No.)


                              515 WEST GREENS ROAD
                                   SUITE 1200
                              HOUSTON, TEXAS 77067
    (Address, including zip code of Registrant's principal executive offices)


                             NABORS INDUSTRIES, INC.
                  1996 EXECUTIVE OFFICERS INCENTIVE STOCK PLAN
                       1996 EXECUTIVE OFFICERS STOCK PLAN
                      1996 CHAIRMAN'S EXECUTIVE STOCK PLAN
                            1996 EMPLOYEE STOCK PLAN
                            1998 EMPLOYEE STOCK PLAN
                            (Full title of the Plans)


                               ANTHONY G. PETRELLO
                       PRESIDENT, NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067
                                 (281) 874-0035
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                         CALCULATION OF ADDITIONAL REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
TITLE OF                   AMOUNT                    PROPOSED MAXIMUM           PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO              TO BE                     OFFERING PRICE             AGGREGATE OFFERING     REGISTRATION
BE REGISTERED              REGISTERED(1)(2)          PER SHARE                  PRICE                  FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock par              249,000                  16.0000(3)               $     3,984,000(3)     $   1,175.28(3)
value, $.10 per share
         "                    592,000                  17.0000(3)               $    10,064,000(3)     $   2,968.88(3)
         "                    250,000                  18.1250(3)               $     4,531,250(3)     $   1,336.72(3)
         "                    250,000                  20.0000(3)               $     5,000,000(3)     $   1,475.00(3)
         "                    550,000                  21.0000(3)               $    11,550,000(3)     $   3,407.25(3)
         "                  1,709,000                  29.5500(3)               $    50,500,950(3)     $  14,897.78(3)
         "                     10,000                   7.1875(3)               $        71,875(3)     $      21.20(3)
         "                    250,000                  17.0000(3)               $     4,250,000(3)     $   1,253.75(3)
         "                    600,000                  17.5000(3)               $    10,500,000(3)     $   3,097.50(3)
         "                    850,000                  17.5000(3)               $    14,875,000(3)     $   4,388.13(3)
         "                  6,000,000                  20.2813(3)               $   121,687,800(3)     $  35,897.90(3)
         "                      5,000                  24.2500(3)               $       121,250(3)     $      35.77(3)
         "                    530,850                  24.4375(3)               $    12,972,647(3)     $   3,826.93(3)
         "                  2,464,150                  20.2813(4)               $    49,976,165(4)     $  14,742.97(4)
         "                  1,045,172                 $11.5000(3)               $ 12,019,478.00(3)     $   3,341.41(3)
         "                  5,029,674                 $12.5000(3)               $ 62,870,925.00(3)     $  17,478.12(3)
         "                  3,400,000                 $12.6250(3)               $ 42,925,000.00(3)     $  11,933.15(3)
         "                     20,500                 $14.1250(3)               $    289,562.50(3)     $      80.50(3)
         "                      5,000                 $15.0625(3)               $     75,312.50(3)     $      20.94(3)
         "                      5,000                 $15.6250(3)               $     78,125.00(3)     $      21.72(3)
         "                    200,000                 $15.7500(3)               $  3,150,000.00(3)     $     875.70(3)
         "                      5,000                 $18.9375(3)               $     94,687.50(3)     $      26.32(3)
         "                      2,000                 $21.5625(3)               $     43,125.00(3)     $      11.99(3)
         "                      7,500                 $23.0625(3)               $    172,968.75(3)     $      48.09(3)
         "                  4,780,154                 $27.9063(5)               $133,396,411.60(5)     $  37,084.20(5)
                           ----------                 --------                  ---------------        ------------
           TOTAL           28,810,000(1)(2)                                     $555,200,533.12(1)(2)  $ 160,349.22(1)(2)(6)
                           ==========                                           ===============        ============

----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional number of shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the options granted under the 1996 Executive Officers Incentive Stock Plan, the 1996 Executive Officers Stock Plan, the 1996 Chairman's Executive Stock Plan, the 1996 Employee Stock Plan and the 1998 Employee Stock Plan. Such additional shares have been or may from time to time be issued at indeterminate prices, pursuant to the referenced plans.

(2) The amount of securities to be registered consists of Common Stock as have been or may from time to time be issued at indeterminate prices, pursuant to the referenced Plans. An additional 14,310,000 shares of Common Stock were previously registered on a Registration Statement on Form S-8 (No. 333-57129). Pursuant to Rule 429 under the Securities Act of 1933, as amended, this amount includes 14,310,000 of securities being carried forward from earlier registration statement on Form S-8 (No. 333-57129) which have not been sold.

(3) The maximum offering price per share used to calculate the registration fee with respect to shares of common stock issuable upon the exercise of outstanding options was determined pursuant to Rule 457 under the Securities Act of 1993 in effect at the date of filing, using the price at which such options may be exercised.

(4) The maximum offering price per share used to calculate the registration fee with respect to shares of common stock issuable upon the exercise of options to be granted that were previously registered in the Registration Statement on Form S-8 (Registration No. 333-57129) filed June 18, 1998 was determined pursuant to Rule 457 under the Securities Act of 1993 using the average of the daily high and low price of the Common Stock on the American Stock Exchange on June 15, 1998.

(5) The maximum offering price per share used to calculate the registration fee with respect to shares of common stock issuable upon the exercise of options to be granted was determined pursuant to Rule 457 under the Securities Act of 1993 using the average of the daily high and low price of the common stock on the American Stock Exchange on September 7, 1999.

(6) Pursuant to Rule 429 under the Securities Act, the amount of 14,310,000 shares of Common Stock covered by an earlier Registration Statement on Form S-8 (No. 333-57129) is being carried forward and the corresponding registration fee of $88,526.06 was previously paid at that time. Accordingly, $71,823.16 is paid herewith.

         THE PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT RELATES TO 14,310,000 SHARES OF COMMON STOCK OF THE REGISTRANT COVERED BY THE REGISTRATION STATEMENT ON FORM S-8 (NO. 333-57129) OF THE REGISTRANT, AND IS INTENDED TO BE THE COMBINED PROSPECTUS REFERRED TO IN RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Nabors Industries, Inc. 1996 Executive Officers Incentive Stock Plan, the Nabors Industries, inc. 1996 Executive Officers Stock Plan, the Nabors Industries, Inc. 1996 Chairman's Executive Stock Plan, the Nabors Industries, Inc. 1996 Employee Stock Plan and the Nabors Industries, Inc. 1998 Employee Stock Plan (collectively, the "Plans"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the
Section 10(a) Prospectus.

                                EXPLANATORY NOTE

The Prospectus filed as a part of this registration statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings and resales of shares of common stock of Nabors Industries, Inc. acquired by the persons named therein pursuant to the plans specified.

                                   PROSPECTUS
                             UP TO 11,324,724 SHARES
                                  COMMON STOCK
                            PAR VALUE, $.10 PER SHARE
                                       OF
                             NABORS INDUSTRIES, INC.

This Prospectus relates to an aggregate of up to 11,324,724 shares of common stock, par value $.10 per share, of Nabors Industries, Inc., a Delaware corporation. These shares are held by certain persons who may be deemed to be "affiliates" of Nabors as defined by Rule 405(a) of Regulation C of the Securities and Exchange Commission. The shares may be offered from time to time by the selling stockholders named in this document, or their transferees. See "Selling Stockholders". Shares of common stock offered by this document were or will be acquired by the selling stockholders pursuant to the following Nabors' plans: 1998 Employee Stock Plan, 1996 Executive Officers Incentive Stock Plan, the 1996 Executive Officers Stock Plan or 1996 Chairman's Executive Stock Plan. Sales to be made pursuant to this document are to be made through ordinary brokerage transactions on the American Stock Exchange or any other national securities exchange on which the shares of Nabors common stock trade, at the price then available at the time of sale. However, the selling stockholders may elect to offer or sell shares of Nabors common stock pursuant to any of the methods listed in this document. In the event that the selling stockholders elect to sell the shares of Nabors common stock in a manner other than ordinary brokerage transactions, and to the extent required by law, Nabors will amend or supplement this document to provide the details of the offering. See "Plan of Distribution". This document also relates to such additional shares of common stock as may be issued to the selling stockholders as a result of future stock adjustments, in respect of the shares of common stock covered by this document.

The selling stockholders and any broker or dealer that participates in the distribution of the shares of common stock offered by this document may be deemed to be "underwriters," as that term is construed within the meaning of the Securities Act of 1933, as amended. Any profit on the sale of the shares of common stock by them and any discounts and commission received by such broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

Nabors will not receive any part of the proceeds from sales made under this document. All expenses of registration incurred in connection with the offering being made by this document are being borne by Nabors, but any brokerage commissions and other expenses incurred by a selling stockholder will be borne by such selling stockholder.

Nabors' common stock trades on the American Stock Exchange, and on September 13, 1999, the last practicable date preceding the date of this document, the closing price of the common stock on such exchange was $28.75. Nabors' principal executive offices are located at 515 W. Greens Road, Suite 1200, Houston, Texas 77067 and its telephone number is 281-874-0035.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS SEPTEMBER 14, 1999

                              AVAILABLE INFORMATION

         Nabors is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance with such act files reports and other information with the Securities and Exchange Commission. Copies of such material may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such reports and other information can be inspected and copied at the Commission's facilities referred to above and at the public reference facilities at the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Nabors is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the Commission. The Commission maintains a site on the Internet (http://www.sec.gov) that contains reports and other information regarding companies that file electronically with the Commission. Nabors' common stock trades on the American Stock Exchange, and the reports and other information may also be inspected and copied at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

         Nabors has filed a registration statement on Form S-8 under the Securities Act that includes this document. This document does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you should refer to the registration statement and its exhibits.

         Statements contained in this document or in any document incorporated by reference into this document as to the contents of any contract or other document are not necessarily complete. In each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or such other document. Each such statement is qualified in all respects by such reference.

                       INCORPORATION OF CERTAIN DOCUMENTS

         The following documents filed with the Commission are incorporated in this document by reference:

         (A) Nabors' Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998;

         (B) Nabors' Quarterly Reports filed on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999; and

         (C) Nabors' Current Reports filed on Form 8-K and amendments thereto, filed on January 11, 1999, February 3, 1999, March 1, 1999, April 22, 1999, June 21, 1999, June 30, 1999 and July 6, 1999.

         (D) The description of Nabors' common stock contained in the registration statement on Form 8-A, File No. 1-9245, filed with the Commission on August 22, 1986, as amended by Amendment No. 1 dated May 20, 1992 and any subsequent amendment filed for the purpose of updating the description.

         All documents filed by Nabors pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this document and prior to the termination of the offering of shares of common stock under this document shall be deemed incorporated by reference in this document and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this document modifies or supersedes such statement.

         Nabors undertakes to provide without charge to each person to whom this document is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the registration statement filed with the Commission (of which this document is a part) from a document or part thereof not delivered with this document, but not including exhibits unless such exhibits are specifically incorporated by reference. Requests for such information should be directed to Nabors at 515 West Greens Road, Suite 1200, Houston, Texas 77067 (telephone number (281) 874-0035), Attention: Corporate Secretary.

NO PERSON HAS BEEN AUTHORIZED BY NABORS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS DOCUMENT. ANY INFORMATION OR REPRESENTATION GIVEN WHICH IS NOT CONTAINED IN THIS DOCUMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NABORS. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY SALE UNDER THIS DOCUMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS DOCUMENT.

                                 USE OF PROCEEDS

         All of the shares offered by this document are being offered by the selling stockholders. Nabors will receive no part of the proceeds of any sales made under this document.

                              SELLING STOCKHOLDERS

         The shares of Nabors common stock offered by this document have been or will have been acquired pursuant to the Nabors' plans identified above. The following table sets forth certain information with respect to the selling stockholders who may be selling shares of Nabors common stock pursuant to this document.

                                               TOTAL SHARES                                       SHARES OWNED
                                            BENEFICIALLY OWNED    SHARES TO      TOTAL         AFTER OFFERING(3)
                                             AS OF AUGUST 31,    VEST IN THE    SHARES       -----------------------
           NAME AND ADDRESS(1)                     1999           FUTURE(2)     OFFERED       NUMBER        PERCENT
           ----------------                 ------------------   -----------    --------     ----------    ---------
Eugene M. Isenberg                               4,775,902 (4)     6,049,119   6,672,301      4,152,720         3.55
  Chairman of the Board, Director and
  Chief Executive Officer
Anthony G. Petrello                              1,235,512 (5)     3,005,423   3,486,173        754,762            *
  Director, President and Chief Operating
  Officer
Richard A. Stratton                                 416,245 (6)    1,063,125   1,166,250        313,120            *
  Vice Chairman of the Board, Director
  and President, Nabors Drilling USA, Inc.


-----------------------

(*)  Denotes less than 1%.
(1) The address for these individuals is 515 West Greens Road, Suite 1200, Houston, Texas 77067.
(2)  All shares to vest in the future are expected to vest on December 14, 1999.
(3) Based on 116,921,839 shares of common stock issued and outstanding as of August 31, 1999. Assumes all shares held by a selling stockholder that are to vest December 14, 1999 become vested.
(4) Includes options to acquire 3,000,500 shares of common stock that are vested currently. Not included in the table are 190,543 shares owned directly or held in trust by members of Mr. Isenberg's family of which Mr. Isenberg disclaims beneficial ownership.
(5) Includes options to acquire 1,084,500 shares of common stock that are vested currently.
(6)  Includes options to acquire 387,500 shares that are vested currently.


                              PLAN OF DISTRIBUTION

         The shares of Nabors common stock offered by the selling stockholders or their transferees are to be sold from time to time, in one or more transactions, in whole or in part, pursuant to any of the methods listed in this document. Sales may be made in ordinary brokerage transactions on the American Stock Exchange or other national securities exchange on which shares of common stock trade or may trade in the future, at the price then prevailing at the time of sale. The commissions payable as a result of such sales will be the regular commissions of brokers for effecting such sales. Alternatively, the selling stockholders or their transferees may elect from time to time to offer their shares using the following alternate methods: (1) in privately negotiated transactions directly with purchasers or (2) through underwriters, dealers or agents, who may acquire shares as principal (which persons may then resell the shares), or who may receive compensation in the form of underwriting discounts, commissions, or commissions from the selling stockholders and/or purchasers of the common stock for whom they may act as agent. Unless disclosed otherwise in a prospectus supplement or amendment (see below) any sale pursuant to the alternate method described in clause (1) of the preceding sentence will be negotiated directly between the selling stockholder and the purchaser, and no finders or agents will be employed nor any commissions or fees paid.

         Any offer or sale made pursuant to an alternate method may be made for a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Upon notice from a selling stockholder that he has elected to use an alternate method for an offer or sale, and to the extent required by the Securities Act, a prospectus supplement or amendment will be distributed which will set forth the aggregate number of shares of Nabors common stock being offered and the terms of the offering, including the name or names of any underwriter, dealers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders or the purchasers or the shares, any discounts, commissions or concessions allowed or reallowed or paid to dealers and any other material information required by the Securities Act.

         The selling stockholders and any underwriter, broker, dealer or other agent that participates in the distribution of the shares of common stock offered by this document may be deemed to be "underwriters", as that term is defined under the Securities Act or associated rules. Any profit on the sale of the shares of common stock by them and any discounts and commissions received by any such underwriter, broker, dealer or any other agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         Nabors has informed the selling stockholders that the anti-manipulative rules contained in Regulation M under the Exchange Act may apply to their sales in the market and has informed them of the requirement for delivery of this document in connection with any sale of common stock offered by this document. All expenses of registration incurred in connection with the offering being made of this document are being borne by Nabors, but any brokerage commissions and other expenses incurred by a selling stockholder will be borne by such selling stockholder.

         Any shares of Nabors common stock covered by this document which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this document.

                                 INDEMNIFICATION

         Under Delaware law, a corporation may include provisions in its certificate of incorporation which relieves its directors of monetary liability for breach of their fiduciary duty, except under certain circumstances which include a breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law, or any transaction from which the director derived an improper personal benefit. Nabors' Restated Certificate of Incorporation provides that Nabors' directors are not liable to Nabors or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

         Delaware law also provides that when an officer, director, employee or agent of a corporation is a party to, or is threatened to be made a party to, any action, the corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, if that person acted in good faith and he or she reasonably believed such actions were in, or not opposed to, the best interests of the corporation and were not unlawful.

         Delaware law also provides that a person to be indemnified has the right to be advanced any expenses incurred in his or her defense against any action prior to the final disposition thereof upon receipt by Nabors of an undertaking by or on behalf of that person to repay such amount(s) if it is ultimately determined that such person is not entitled to such indemnification.

         Nabors' Restated Certificate of Incorporation provides these rights to Nabors' officers, directors, employees or agents. Directors and officers of Nabors are also parties to indemnification and/or employment agreements which provide for these and other indemnification rights in accordance with Delaware law. In addition, Nabors has obtained an aggregate of $50,000,000 of directors' and officers' insurance coverage.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Nabors pursuant to the foregoing provisions, Nabors has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         The validity of the issuance of the Nabors common stock offered by this document will be passed upon for Nabors by Katherine P. Ellis, Senior Counsel of Nabors Corporate Services, Inc., a wholly owned subsidiary of Nabors. As of September 13, 1999, Ms. Ellis had the right to acquire 23,250 shares of Nabors common stock through the exercise of options, none of which are vested currently.

                                     EXPERTS

         The financial statements incorporated by reference in this document and elsewhere in the registration statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, and given on the authority of said firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of Nabors Industries, Inc. filed or to be filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

         (A) Nabors' Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998;

         (B) Nabors' Quarterly Reports filed on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999; and

         (C) Nabors' Current Reports filed on Form 8-K and amendments thereto, filed on January 11, 1999, February 3, 1999, March 1, 1999, April 22, 1999, June 21, 1999, June 30, 1999 and July 6, 1999.

         (D) The description of Nabors' common stock contained in the Registration Statement on Form 8-A, File No. 1-9245, filed with the Commission on August 22, 1986, as amended by Amendment No. 1 dated May 20, 1992 and any subsequent amendment filed for the purpose of updating the description.

         All documents subsequently filed by Nabors pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement relating to the common stock offered by this document which indicates that all such common stock has been sold or which deregisters all such common stock then remaining unsold, shall be deemed to be incorporated into this document by reference and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the common stock offered by this registration statement will be passed upon for Nabors by Katherine P. Ellis, Senior Counsel of Nabors Corporate Services, Inc., a wholly owned subsidiary of Nabors. As of September 13, 1999, Ms. Ellis had the right to acquire 23,250 shares of Nabors common stock through the exercise of options, none of which are vested currently.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation which relieve its directors of monetary liability for breach of their fiduciary duty, except under certain circumstances which include a breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law, or any transaction from which the director derived an improper personal benefit. Nabors' Restated Certificate of Incorporation provides that Nabors' directors are not liable to Nabors or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

         Delaware law also provides that when an officer, director, employee or agent of a corporation is a party to, or is threatened to be made a party to, any action, the corporation may indemnify such persons against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, if that person acted in good faith and he or she reasonably believed such actions were in, or not opposed to, the best interests of the corporation, and were not unlawful.

         Delaware law also provides that a person to be indemnified has the right to be advanced any expenses incurred in his or her defense against any action prior to the final disposition thereof upon receipt by Nabors of an undertaking by or on behalf of that person to repay such amount(s) if it is ultimately determined that such person is not entitled to such indemnification.

         Nabors' Restated Certificate of Incorporation provides these rights to Nabors' officers, directors, employees or agents. Directors and officers of Nabors are also parties to employment and/or indemnification agreements which provide for these and other indemnification rights in accordance with Delaware law. Nabors' officers and directors also are covered by directors' and officers' insurance aggregating $50,000,000.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

         The following are filed as exhibits to this Registration Statement:

       EXHIBIT
       NUMBER          DESCRIPTION
       --------        -----------
        4.1(1)         Restated Certificate of Incorporation of Nabors Industries, Inc. dated March 4, 1997.
        5              Opinion of Katherine P. Ellis, Senior Counsel, Nabors Corporate Services, Inc.
       23.1            Consent of PricewaterhouseCoopers LLP
       23.2            Consent of Katherine P. Ellis, Senior Counsel, Nabors Corporate Services, Inc. - contained in the opinion filed as Exhibit 5.
       24              Power of Attorney (included in the signature page).

-------------------

         (1) Incorporated by reference to the Exhibits to Form 10-Q, File No. 1-9245, filed with the Commission on May 16, 1997.

ITEM 9.    UNDERTAKINGS.

  (a)      Rule 415 Offering

The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)      Filings incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)      Filing of Registration Statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 13, 1999.

                                     NABORS INDUSTRIES, INC.


                                     By: /s/Anthony G. Petrello
                                         -------------------------------------
                                         Anthony G. Petrello
                                         President and Chief Operating Officer

                                POWER OF ATTORNEY

         Each individual whose signature appears below constitutes and appoints each of Anthony G. Petrello and Bruce P. Koch as his true and lawful attorney-in-fact and agent with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits to such amendments, and all documents in connection with such amendments, with the Securities and Exchange Commission, granting singly unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of such grant.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/Eugene M. Isenberg                       Chairman and                                September 13, 1999
---------------------------                 Chief Executive Officer
Eugene M. Isenberg


/s/Anthony G. Petrello                      President, Director                         September 13, 1999
---------------------------                 and Chief Operating Officer
Anthony G. Petrello


/s/Richard A. Stratton                      Vice Chairman and                           September 13, 1999
---------------------------                 Director
Richard A. Stratton


/s/Hans Schmidt                             Director                                    September 13, 1999
---------------------------
Hans Schmidt


/s/Myron M. Sheinfeld                       Director                                    September 13, 1999
---------------------------
Myron M. Sheinfeld


                                            Director                                    September   , 1999
---------------------------
Jack Wexler

                                            Director                                    September   , 1999
---------------------------
Martin J. Whitman


/s/ Bruce P. Koch                           Vice President - Finance                    September 13, 1999
---------------------------                 (Principal Financial and
Bruce P. Koch                               Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION                                                                             PAGE
-------           -----------                                                                             ----
  4.1(1)          Restated Certificate of Incorporation of Nabors Industries, Inc. dated March 4, 1997.   --

  5               Opinion of Katherine P. Ellis, Senior Counsel, Nabors Corporate Services, Inc.          16

 23.1             Consent of PricewaterhouseCoopers LLP                                                   17

 23.2             Consent of Katherine P. Ellis, Senior Counsel, Nabors Corporate Services, Inc. -        --
                  contained in the opinion filed as Exhibit 5.

 24               Power of Attorney (included in the signature page).                                     --

-------------

  (1) Incorporated by reference to the Exhibits to Form 10-Q, File No. 1-9245, filed with the Commission on May 16, 1997.